Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401

www.lw.com
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Nogin, Inc.

1775 Flight Way STE 400

Tustin, CA 92782

Re:	Registration Statement on Form S-1 (No. 333-269765)

To the addressee set forth above:

We have acted as special counsel to Nogin, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,000,000 shares of common stock (“Common Stock”), $0.0001 par value per share (the “Shares”), up to 2,000,000 shares of pre-funded warrants to purchase 2,000,000 shares of Common Stock (each, a “Pre-Funded Warrant” or collectively, the “Pre-Funded Warrants”), and up to 2,000,000 warrants to purchase 2,000,000 shares of Common Stock (each, a “Common Warrant” or collectively, the “Common Warrants”). The Shares, Pre-Funded Warrants and Common Warrants are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2023 (Registration No. 333-269765) (as amended, the “Registration Statement”). The terms “Shares,” “Pre-Funded Warrants” and “Common Warrants” shall include any additional shares of common stock, Pre-Funded Warrants and Common Warrants registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares, Pre-Funded Warrants, Common Warrants and Warrant Shares (as defined below).

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of securities purchase agreement most recently filed as an exhibit to the Registration Statement (the “Securities Purchase Agreement”), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

March 27, 2023

2.

When the Pre-Funded Warrants and Common Warrants have been duly executed, issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement and in the manner contemplated by the prospectus, the issue and sale of the Pre-Funded Warrants and Common Warrants will have been duly authorized by all necessary corporate action of the Company, and the Pre-Funded Warrants and Common Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

When the shares of Common Stock initially issuable upon exercise of the Pre-Funded Warrants and the Common Warrants (the “Warrant Shares”) shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Pre-Funded Warrant holders and Common Warrant holders, and have been duly executed, issued and delivered by the Company in accordance with the terms of the Securities Purchase Agreement and in the manner contemplated by the prospectus, the issue of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares have been validly reserved by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement and the Prospectus.

With your consent, we have assumed that the status of the Pre-Funded Warrants and Common Warrants as legally valid and binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such

March 27, 2023

payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (m) the severability, if invalid, of provisions to the foregoing effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Latham & Watkins LLP